n e w s r e l e a s e Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY  40201-1438
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail: Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
e-mail: Tnoland@humana.com

Humana Increases Earnings Guidance

•	Performance in core businesses continues to exceed expectations; FY16 EPS guidance raised
•	Individual commercial medical business remains very challenging

LOUISVILLE, KY (July 21, 2016) – Humana Inc. (NYSE: HUM) today announced that the company has raised its financial guidance for the year ending December 31, 2016 (FY16) and updated its estimate for the quarter ended June 30, 2016 (2Q16).  The higher guidance is primarily the result of better-than-anticipated performance year to date for the company’s individual Medicare Advantage and Healthcare Services businesses partially offset by continued challenges in the company’s individual commercial medical (Individual) business.  The company’s revised earnings guidance for FY16 is as follows:

FY16 financial guidance	Diluted earnings per common share (EPS) (a)
	Projected results excluding Individual business	Projected Individual business results	Total projected results
Generally Accepted Accounting Principles (GAAP) previous guidance	$8.57	($0.25)	At least $8.32
Changes in projected operating performance:
Medicare Advantage individual business	0.76	-	0.76
Healthcare Services businesses	0.29	-	0.29
Individual business	-	(1.08)	(1.08)
Certain other lines of business (b)	0.31	-	0.31
Transaction and integration costs for 2Q16 not previously estimated	(0.16)		(0.16)
Adoption of new accounting standard for tax effect of stock-based compensation retroactively impacting the first quarter of 2016	0.12	-	0.12
GAAP guidance as of July 21, 2016	$9.89	($1.33)	At least $8.56
Transaction and integration costs through 2Q16 (c)	0.37	-	At least 0.37
Amortization of identifiable intangibles (c)	0.32	-	0.32
Adjusted (non-GAAP) guidance as of July 21, 2016(c)	$10.58	($1.33)	At least $9.25

The company’s updated guidance for FY16 Adjusted EPS of at least $9.25 compares to its previous guidance for FY16 Adjusted EPS of at least $8.85 (excluding $0.21 per diluted common share of transaction and integration costs through the first quarter of 2016 and $0.32 per diluted common share of annual amortization expense for identifiable intangibles).

In conjunction with its revised financial guidance for FY16, the company has also adjusted its guidance for 2Q16 EPS as follows:

2Q16 financial guidance	EPS
GAAP previous guidance	At least $2.06
Changes in projected operating performance	0.13
Transaction and integration costs for 2Q16 not previously estimated	(0.16)
GAAP guidance as of July 21, 2016	Approximately $2.03
Transaction and integration costs (c)	0.16
Amortization of identifiable intangibles (c)	0.09
Adjusted (non-GAAP) guidance as of July 21, 2016 (c)	Approximately $2.28

The company’s updated guidance for 2Q16 Adjusted EPS of approximately $2.28 compares to its previous guidance for 2Q16 Adjusted EPS of at least $2.15 (excluding $0.09 per diluted common share of amortization expense for identifiable intangibles).  Transaction and integration costs for 2Q16 had not been determined at the time management previously gave guidance for the quarter.

Better-than-expected operating performance other than Individual business

The company is experiencing better-than-expected performance across several of its businesses resulting in an increase in its FY16 earnings guidance for these businesses.  This increase is primarily being driven by better-than-expected performance in the company’s individual Medicare Advantage and Healthcare Services businesses with higher projected FY16 pretax earnings also now projected for certain of the company’s other businesses(b).

Higher projected individual Medicare Advantage pretax results of approximately $185 million, or $0.76 per diluted common share(a), are primarily due to operating initiatives resulting in favorable prior period medical claims development and lower current-year utilization than was anticipated in pricing.  This is allowing the company to begin to return to its targeted margin levels more quickly than previously anticipated.

The increase in projected Healthcare Services pretax earnings for FY16 of approximately $62 million, or $0.29 per diluted common share, is primarily due to higher-than-projected earnings associated with the pharmacy business resulting from higher mail order penetration together with an increase in projected margins on that business primarily from favorable rebates and generic purchasing discounts.

Individual business remains very challenging

As previously disclosed, the company established a premium deficiency reserve (PDR)(d) in the fourth quarter of 2015 associated with certain of its individual policies for 2016.  Based on the evaluation of claims data received through June 2016, the company expects to increase its FY16 PDR in 2Q16 by approximately $208 million pretax, or $0.86 per diluted common share.   Additionally, based on updated information received from the Centers for Medicare and Medicaid Services on June 30, 2016 and prior period claims development, the company anticipates net pretax expenses year to date through 2Q16 of approximately $52 million, or $0.22 per diluted common share, to reflect changes to its accruals for the premium stabilization programs and prior period claims development.  These two items together comprise the change in FY16 estimate for the Individual business of $1.08 per diluted common share indicated in the table above.

During 2Q16, the company submitted proposed rate filings to various Departments of Insurance (DOIs) for its 2017 Individual offerings.  These filings proposed a number of significant rate increases and service area changes to retain a viable product for individual consumers and address persistent risk selection challenges.

The company has also notified relevant DOIs of its intent to discontinue certain on-exchange Individual products across a number of geographies for 2017 and exit substantially all Affordable Care Act (ACA) compliant off-exchange Individual markets.  As a result, the company’s 2017 geographic presence for its Individual offerings is expected to cover no more than 156 counties across 11 states, down from 1,351 counties across 19 states in 2016. Humana expects 2017 premiums associated with ACA-compliant offerings in the range of $750 million to $1 billion versus approximately $3.4 billion projected for FY16.  The rate review and approval processes with the related states are ongoing.

The company will continue to evaluate the performance of this business for 2016 as it further develops and the corresponding impact on the PDR, if any, over the coming quarters.

Adoption of new accounting standard

In March 2016, the Financial Accounting Standards Board issued a new pronouncement regarding the accounting for the tax effect of stock-based compensation.  As permitted by this accounting standard, the company has chosen to adopt this change effective as of January 1, 2016, retrospectively impacting the company’s financial results for the first quarter of 2016.  Consequently, financial guidance for FY16 has been adjusted to reflect a lower projected tax rate, raising the company’s EPS guidance by approximately $0.12 per diluted common share.
2Q16 Earnings Release

The company expects to issue its detailed 2Q16 earnings before the open of trading on Wednesday, August 3, 2016.  Due to the pending transaction with Aetna, the company is not planning to host a conference call in conjunction with its 2Q16 earnings release and does not expect to do so for future quarters.

Aetna Transaction

As previously announced, Humana entered into a definitive merger agreement with Aetna on July 2, 2015 under which, at the closing, Aetna will acquire each outstanding common share of Humana for $125 in cash and 0.8375 of an Aetna common share.    At separate special stockholder meetings both held on October 19, 2015, Humana stockholders approved the adoption of the Aetna merger agreement and Aetna shareholders approved the issuance of the Aetna common stock in the transaction.

The transaction is subject to customary closing conditions, including the expiration of the Hart-Scott-Rodino anti-trust waiting period and approvals of certain state Departments of Insurance and other regulators.  On July 21, 2016, the U.S. Department of Justice (DOJ) filed a civil antitrust lawsuit seeking to block the transaction.  Together with Aetna, the company intends to vigorously defend the transaction in response to the lawsuit.

Aetna and Humana previously agreed to extend the time period to obtain regulatory approvals to no later than December 31, 2016, as permitted under the merger agreement.  Judicial review could extend past December 31, 2016, and therefore, given the uncertainty associated with the timing and outcome of litigation, the company cannot predict the timing of when the transaction may close.

Footnotes

(a)	Income tax expense included in determining per diluted common share amounts reflects certain permanent tax differences primarily including the non-deductibility of the health insurer industry fee.

(b)
The better-than-expected operating performance for certain other businesses primarily relates to the company’s group Medicare Advantage, group commercial (including military services), state-based contracts and stand-alone Prescription Drug Plan businesses.

(c)
Adjusted EPS guidance for FY16 excludes pretax transaction and integration costs associated with the pending transaction with Aetna of $61 million, or $0.37 per diluted common share, as well as $78 million pretax, or $0.32 per diluted common share associated with amortization expense for identifiable intangibles.  Adjusted EPS guidance for 2Q16 also excludes these same items including transaction and integration costs of $26 million pretax, or $0.16 per diluted common share, and amortization expense of $20 million pretax, or $0.09 per diluted common share. Transaction and integration costs beyond those incurred in the first half of 2016 are to be determined.

The company has included these financial measures (which are not in accordance with GAAP in its financial projections within this release as management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance.  The excluded items described herein are not a recurring part of the company’s operating plan.  Consequently, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes.  Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(d)
As previously disclosed, in the fourth of 2015, the company recorded a PDR related to certain of its Individual policies.  During 2Q16, the company expects to record an increase to its FY16 estimate for the PDR in 2Q16 which would negatively impact earnings for that quarter.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, Humana’s and Aetna’s actions with respect to the pending DOJ litigation; the outcome of the pending litigation in which the DOJ is seeking to block the transaction; the timing to consummate the transaction if it is not blocked; the terms and the timing of any divestitures undertaken to obtain required regulatory approvals; the risk that a condition to closing of the transaction may not be satisfied or that the closing of the transaction otherwise does not occur; the risk that a regulatory approval required for the transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the outcome of various litigation matters related to the transaction that are in addition to the pending DOJ litigation; the diversion of management time on transaction-related issues (including the pending DOJ litigation); as well as information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
Humana’s transaction with Aetna is subject to various closing conditions, including governmental and regulatory approvals as well as other uncertainties and there can be no assurances as to whether and when it may be completed.

•	The merger agreement between Humana and Aetna prohibits Humana from pursuing alternative transactions to the pending transaction with Aetna.

•
The number of shares of Aetna common stock that Humana’s stockholders will receive in the transaction is based on a fixed exchange ratio.  Because the market price of Aetna’s common stock will fluctuate, Humana’s stockholders cannot be certain of the value of the portion of the transaction consideration to be paid in Aetna’s common stock.

•
While the transaction with Aetna is pending, Humana is subject to business uncertainties and contractual restrictions that could materially adversely affect Humana’s results of operations, financial position and cash flows or result in a loss of employees, customers, members or suppliers.

•	Failure to consummate the transaction with Aetna could negatively impact Humana’s results of operations, financial position and cash flows.

•
If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of health care services delivered to its members, if the company is unable to implement clinical initiatives to provide a better health care experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. We continually review estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and make necessary adjustments to our reserves, including premium deficiency reserves, where appropriate.  These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves we may establish, including premium deficiency reserves, may be insufficient.

•
If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by the adoption of a new coding set for diagnoses (commonly known as ICD-10), the implementation of which became effective on October 1, 2015.

•
Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•
As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government-determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•
The Health Care Reform Law, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company's medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company's ability to maintain the value of its goodwill; and the company’s cash flows.

•
Humana’s participation in the new federal and state health care exchanges, which entail uncertainties associated with mix, volume of business, and the operation of premium stabilization programs, which are subject to federal administrative action, could adversely affect the company’s results of operations, financial position, and cash flows.

•
Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2015,

•	Form 10-Q for the period ended March 31, 2016 and

•	Form 8-Ks filed during 2016.

About Humana

Humana Inc., headquartered in Louisville, Ky., is a leading health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. The company’s strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

•	Annual reports to stockholders
•	Securities and Exchange Commission filings
•	Most recent investor conference presentations
•	Quarterly earnings news releases
•	Calendar of events
•	Corporate Governance information